EXHIBIT 10.27

REPRESENTATIONS & WARRANTIES AGREEMENT

This Representations & Warranties Agreement, dated September 2, 2015 (this “Agreement”), is by and between ProGreen Properties, Inc., a Delaware corporation (the “Issuer”) and JMJ Financial (the “Investor”).

WHEREAS, the Issuer has issued a $250,000 Convertible Promissory Note to the Investor dated September 2, 2015 (the “Note”);

WHEREAS, on September 1, 2015 the Issuer had instructed its transfer agent to reserve 21 million shares of common stock for the Investor for issuance upon full conversion of the Note; and

WHEREAS, the Issuer filed with the SEC on Aug 21 a Preliminary 14C Information Statement to increase the number of shares of Common Stock that the Issuer us authorized to issue from 250 million shares to 750 million shares.

NOW, THEREFORE, in consideration for and as an inducement to the Investor agreeing to pay $30,000 of Consideration to the Issuer under the Note, the Issuer agrees and represents and warrants to the Investor as follows:

1. The Issuer will use its reasonable best efforts to file with the SEC by September 30, 2015 a revised PRE 14C to increase the number of authorized shares of common stock of the Issuer to at least 950 million shares or, alternatively, to conduct a reverse split of the shares of common stock of the Issuer in a ratio of at least 1 for 100. If the Issuer fails to file the PRE 14C by September 30, 2015, liquidated damages of $10,000 shall be added to the principal of the Note (and shall tack back to the Effective Date of the Note for purposes of Rule 144).

2. The Issuer will use its reasonable best efforts to file with the SEC by October 31, 2015 a DEF 14C to increase the number of authorized shares of common stock of the Issuer to at least 950 million shares or, alternatively, to conduct a reverse split of the shares of common stock of the Issuer in a ratio of at least 1 for 100. If the Issuer fails to file the DEF 14C by October 31, 2015, liquidated damages of $10,000 shall be added to the principal of the Note (and shall tack back to the Effective Date of the Note for purposes of Rule 144).

3. The Issuer will use its reasonable best efforts either to increase the number of authorized shares of common stock of the Issuer to at least one billion shares on or before December 31, 2015 or to conduct a reverse split of the shares of common stock of Issuer on or before January 31, 2016. If the Issuer fails to increase the number of authorized shares of common stock or conduct a reverse stock split as specified in this Agreement, liquidated damages of $15,000 shall be added to the principal of the Note (and shall tack back to the Effective Date of the Note for purposes of Rule 144)

4. Within 5 business days after either the increase in the number of authorized shares of common stock becomes effective or the reverse split of the shares of common stock of the Issuer becomes effective, but in any event no later than February 15, 2016, the Issuer shall deliver to the Investor a letter from the Issuer to the Issuer’s transfer agent, executed by the Issuer and acknowledged and agreed to by the Issuer’s transfer agent, increasing the number of shares of common stock of the Issuer reserved for the Investor for issuance upon full conversion of the Note to such number of shares of common stock of the Issuer as is equal to $500,000 divided by the closing price of the Issuer’s common stock on the date prior to delivery of the letter to the Investor, but not less than 250 million shares on a post-increase basis if there was no reverse split and not less than 5 million shares on a post-reverse split basis if there was a reverse split. If the Issuer fails to deliver to the Investor the letter specified in this Section within the timeframe provided, liquidated damages of $15,000 shall be added to the principal of the Note (and shall tack back to the Effective Date of the Note for purposes of Rule 144).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

/s/ Jan Telander	/s/ Justin Keener
Jan Telander	JMJ Financial
ProGreen Properties, Inc.	Its Principal
Chief Executive Officer